Exhibit 99.1

Strong Financial Results

Energy Systems Growth Drives Earnings per Share


Operating Segment Profit
Airport
FoodTech
Energy Systems
160
140
120
100
80
60
40
20
0
2001
2002
2003


Earnings per share
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$0.00
$0.77
$0.87
$1.03
2001
(pro forma)
2002
2003

Amounts represent net income per diluted share before the cumulative effect of an accounting change.
See Appendix I.

FMC Technologies

Growing Earnings

(Earnings Per Share Data) Unaudited

$0.77 $0.30 $0.23 $0.19 $0.06 2001 (pro forma) $0.87

$0.33 $0.23 $0.25 $0.06 2002 $1.03

0.32 $0.28 $0.32 $0.12 2003

Q4 Q3 Q2 Q1

Amounts represent net income per diluted share before the cumulative effect of an accounting change. See Appendix I.

EBITDA GROWTH

FMC Technologies

Oilfield Services Index Median

S & P 500 Median

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is a non-GAAP measure. See Appendix II.

Return on Investment

FMC Technologies

Oilfield Services Index Median

S & P 500 Median

Return on Investment (ROI) is calculated as income before the cumulative effect of changes in accounting principles plus after-tax interest expense as a percentage of total average debt and equity. The calculation of 2001 ROI uses after-tax profit on a pro-forma basis, which is a non-GAAP measure. See Appendix II.

Appendix I

Reconciliation of Non-GAAP measures (as required by Regulation G)

Q1 2001* Q2 2001* Q3 2001 Q4 2001 FY 2001

Income per diluted share (pro forma basis) (a non-GAAP measure) $0.06 $0.19 $0.23 $0.30 $0.77

Add: Pro forma incremental interest expense 0.04 0.03 - - 0.07

Less:

Restructuring and asset impairment charges (0.10) - (0.06) - (0.16)

Income taxes related to separation from FMC (0.05) (0.06) (0.02) - (0.13)

Other (0.01) (0.01) - - -

Income per diluted share before cumulative effect of

a change in accounting principle (GAAP basis) $(0.06) $0.15 $0.15 $0.30 $0.55

*Results relating to periods prior to June 1, 2001 were carved out form the consolidated financial statements of FMC.

2001 2002

Un-levered net income (a non-GAAP Measure)** $ 63.8 $ 66.4

Less after-tax adjustments:

Interest expense (8.6) (8.6)

Restructuring & Impairment charges (10.4) -

Income taxes related to separation from FMC (8.9) -

Cumulative effect of accounting changes (4.7) (193.8)

Net income (GAAP Basis) $ 31.2 $ (136.0)

**Used in calculation of return on capital

Appendix II

Year Ended December 31,

(in millions) 2001

After-tax profit (non-GAAP measure) $ 50.5

Less: Restructuring and asset impairment charges, net of income taxes (10.4)

Less: Income tax charges related to the Separation from FMC Corporation (8.9)

Plus: Pro forma interest expense, net income taxes 4.7

Income before the cumulative effect of a change in accounting principle (GAAP measure) $ 35.9

It is our view that after-tax profit on a pro forma basis of $54.0 million is a useful measure of our performance in 2001, because it excludes restructuring charges related to initiatives undertaken to lower our cost structure in response to adverse market conditions. It also excludes income tax provisions related to repatriation of offshore earnings and the reorganization of our worldwide entities in anticipation of our separation from FMC Corporation, and it adds an estimate of interest expense that we might have incurred had we been a stand-alone entity for the entire year of 2001.